EXHIBIT 10.6

Form of Amendatory Agreement, dated as of November 21, 2007, entered into by iDNA, Inc., iDNA Cinema Holdings, Inc., National Cinemas, Inc., Silar Advisors, L.P. and Reed Smith LLP providing, inter alia, for the re-dating to November 21, 2007 of the foregoing agreements that were dated as of as of November 19, 2007

AMENDATORY AGREEMENT

Reference is made to the following documents:

1. a certain Master Loan And Security Agreement (the “Loan Agreement”), dated as of November 19, 2007, by and between iDNA Cinemas Holdings Inc. (formerly known as Newco #3 Acquisition Corp.) (“Holdings”) and Silar Advisors, L.P. (“Silar”), as administrative, payment and collateral agent for itself and any other lenders thereunder (Silar, in such capacity, is hereinafter referred to as “Agent”) and as a lender (Silar, in such capacity, is hereinafter referred to as “Lender”);

2. a certain Note, dated November 21, 2007 and issued by Borrower in the stated principal amount of $4,250,000 payable to the order of Lender;

3. a certain Guaranty And Pledge Agreement, dated as of November 19, 2007, by and between iDNA, Inc. (formerly known as National Auto Credit, Inc.) (“iDNA”) and Silar;

4. a certain Guaranty And Pledge Agreement, dated as of November 19, 2007, by and between NCI and Silar;

5. a certain Deposit Account Control Agreement, dated as of November 19, 2007, by and among National Cinemas, Inc. (“NCI”), Lender and Wachovia Bank, National Association as depositary bank with respect to the bank account specified therein;

6. a certain Common Stock Purchase Warrant, dated as of November 21, 2007, by and between iDNA and Lender;

7. various collateral documents related thereto one or more of the foregoing documents (such collateral documents, collectively, the “Collateral Documents”), including, without limitation, certain Officer’s or Secretary’s Certificates delivered on behalf of Holdings, iDNA and/or NCI; and

8.two opinion letters, dated November 19, 2007, from Reed Smith LLP to Silar.

The documents referred to in items 1 through 6 above are hereinafter referred to collectively as the “Operative Loan Documents,” and the documents referred to in item 8 above are hereinafter referred to collectively as the “Opinions.”

This will confirm that the undersigned parties intended to close and fund the loan contemplated by the Loan Agreement on November 19, 2007 but, despite the execution and delivery of most (if not all) of the Operative Loan Documents and Collateral Documents on November 19, 2007, were unable to do so on such date. In order to avoid having to re-execute and re-deliver some or all of those documents, the parties are entering into this Agreement to provide for the re-dating (where necessary) of the documents to correspond with the actual closing and funding of such loan on November 21, 2007.

Accordingly, each of the undersigneds agrees as follows:

1. To the extent that any Operative Loan Document, Collateral Document or Opinion (all of the foregoing, collectively, the “Amended Documents”) has been delivered and, as so delivered, is dated November 19, 2007 or as of November 19, 2007, such Operative Loan Document, Collateral Document or Opinion shall (except to the extent that the same has been replaced by a more current version of the same dated November 21, 2007 or as of November 21, 2007) be deemed amended so that the same is dated November 21, 2007 or as of November 21, 2007;

2. To the extend that any Amended Document refers to any other Amended Document as being dated November 19, 2007 (or as of November 19, 2007), such reference shall be deemed amended to refer to such other Amended Document as being dated November 21, 2007 (or as of November 21, 2007); and

3. To the extend that any Operative Loan Document or Collateral Document shall provide for any action to be taken on or by November 19, 2007, the same shall be deemed amended to provide for such action to be taken on or by November 21, 2007; and

4. The Amended Documents shall otherwise be deemed amended consistent with the purpose and intent of the foregoing to take into consideration that the closing and funding of the loan contemplated by the Loan Agreement was delayed until November 21, 2007; and

5. Except as expressly amended (or deemed amended) hereby, each of the Amended Documents shall be and remain in full force and effect.

This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigneds, by an officer or other representative thereunder duly authorized, has executed and delivered this Agreement as of this 21st day of November 2007.

iDNA, INC.		iDNA CINEMAS HOLDINGS, INC.

By:		By:
Name:	Robert V. Cuddihy, Jr.	Name:	Robert V. Cuddihy, Jr.
Title:	Treasurer	Title:	Treasurer

NATIONAL CINEMAS INC.		SILAR ADVISORS, L.P.
		By:	Leeds Holdings, LLC,
Its general partner
By:
Name:	Robert V. Cuddihy, Jr.	By:
Title:	Treasurer		Robert L. Leeds
Chief Executive Officer

REED SMITH LLP

Partner